    Exhibit 99.2
Liberty Latin America Announces 10-Year Strategic Engagement with Amdocs

•Liberty Latin America’s IT domain to be managed through Amdocs’ Agentic Operating System, aOS
•Agreement enhances IT operations, accelerates digital transformation, and drives significant technology cost savings

Denver, Colorado and Jersey City, New Jersey – August 5, 2026: Liberty Latin America Ltd. (“Liberty Latin America” or the “Company”) (NASDAQ: LILA and LILAK, OTC Link: LILAB) today announced a 10-year strategic engagement with Amdocs (NASDAQ: DOX), a leading provider of software and services for communications and media companies, to manage its end-to-end IT ecosystem across its regional footprint.

The engagement will transform Liberty Latin America’s traditional IT operations into an AI-driven operating model designed to accelerate time to market, increase product innovation, enhance customer and employee experience, and deliver significant cost savings. Amdocs is also collaborating with Prodapt, an existing Liberty Latin America supplier, to support benefits realization and service continuity throughout the transition and for the duration of the engagement.

“Technology is advancing at a pace that no organization can tackle alone,” said Aamir Hussain, Chief Technology and Product Officer, Liberty Latin America. “By engaging Amdocs, we’re able to accelerate innovation and access world-class expertise without the requirement of building every capability in-house. Amdocs’ aOS is well suited to our business across diverse markets, and this agreement lets our teams focus on delivering market leading products and services – backed by secure, resilient, future-ready technology.”

“This engagement with Amdocs will strengthen our financial performance and provides greater predictability in cost and spend, tied directly to business outcomes,” said Chris Noyes, Chief Financial Officer, Liberty Latin America. “The efficiencies generated will help sustain continued investment in innovation, digital transformation, and AI capabilities, which remain central to Liberty Latin America’s long-term growth strategy.”

“Liberty Latin America is exactly the kind of forward-looking partner we built aOS for,” said Anthony Goonetilleke, Group President of Technology and Head of Strategy at Amdocs. “As demand for agentic transformation accelerates across our industry, success will depend on combining the power of AI with a new operating mindset and the confidence that outcomes can be delivered at carrier-grade scale. We see Amdocs as the primary partner of choice for service providers seeking to fundamentally transform their IT, unlock the tremendous potential of the agentic era, and realize both immediate and lasting business value. We’re proud to stand alongside Liberty Latin America as they lead that transformation across Latin America and the Caribbean.”

The transition is expected to take place over the coming months, with Liberty Latin America and Amdocs working closely together to ensure continuity of service and seamless experiences for employees, customers, and business partners.

ABOUT LIBERTY LATIN AMERICA
Liberty Latin America is a leading communications company operating in over 20 countries across Latin America and the Caribbean under the consumer brands BTC, Flow, Liberty, and Más Móvil. The communications and entertainment services that we offer to our residential and business customers in the region include digital video, broadband internet, telephony, and mobile services. Our business products and services include enterprise-grade connectivity, data center, hosting and managed solutions, as well as information technology solutions with customers ranging from small and medium enterprises to international companies and governmental agencies. In addition, Liberty Latin America operates a subsea and terrestrial fiber optic cable network that connects over 30 markets in the region.
Liberty Latin America has three separate classes of common shares, which are traded on the NASDAQ Global Select Market under the symbols “LILA” (Class A) and “LILAK” (Class C), and on the OTC link under the symbol “LILAB” (Class B). Liberty Latin America also has a class of preferred shares, which is traded on the NASDAQ Global Select Market under the symbol “LILAP”.

For more information, please visit www.lla.com or contact:

Investor Relations:            Corporate Communications:
Soomit Datta ir@lla.com            Michael Coakley llacommunications@lla.com

ABOUT AMDOCS
Amdocs helps the world’s leading communications and media companies deliver exceptional customer experiences through reliable, efficient, and secure operations at scale. We provide software products and services that embed intelligence into how work runs across business, IT, and network domains – delivering measurable outcomes in customer experience, network performance, cloud modernization, and revenue growth. With our talented people, and more than 40 years of experience running mission-critical systems around the globe, Amdocs runs billions of transactions daily. Our technology is relied on every day, connecting people worldwide and advancing a more inclusive, connected world. Together, we help those who shape the future to make it amazing. Amdocs is listed on the NASDAQ Global Select Market (NASDAQ: DOX) and reported revenue of $4.53 billion in fiscal 2025. For more information, visit www.amdocs.com.

Media Contact:
Mallory Smith
E-mail: Mallory.Smith@amdocs.com